Upland Software Acquires Altify, Raises Guidance

Accretive acquisition of customer revenue optimization solution adds $24 million in annualized revenues and core platform for Upland’s Sales Optimization solution suite

AUSTIN - October 7, 2019 /Business Wire/ - Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based enterprise work management software, has acquired Altify, the leading customer revenue optimization (CRO) cloud solution for sales and the extended revenue teams. Altify will be a core platform of Upland’s Sales Optimization solution suite, the market’s first to combine opportunity and account management, sales process automation, customer reference management, and RFP and sales proposal automation, all supported by a robust content operations platform to ensure consistent messaging for high impact revenue teams. The acquisition adds approximately $24 million in annualized revenues and will be immediately accretive to Upland's Adjusted EBITDA per share.

“Built natively on Salesforce, Altify empowers revenue teams to build customer contacts, qualify deals, identify new and up-sell opportunities, and improve overall sales execution with guided selling,” said Jack McDonald, founder, chairman, and CEO of Upland Software. “This transaction is a core strategic addition, is immediately accretive to Adjusted EBITDA per share, and takes Upland to a $259 million annualized revenue run rate and a $99 million annualized Adjusted EBITDA run rate. Our acquisition pipeline is robust, and we are actively pursuing additional opportunities to build out our solution suites.”

Customer Revenue Optimization (CRO) is a new cloud solution category that automates the selling process, defining a set of actions for sales reps and managers to win deals, grow accounts, and maximize revenue for new business as well as up-sell, cross-sell, and renewals management. CRO enables salespeople and the extended revenue team to take a strategic approach to account planning, so they no longer miss a critical part of a revenue opportunity. With Altify, Upland can now offer CRO along with its Qvidian RFP and sales proposal automation solution, RO Innovation customer reference management solution, and Kapost B2B content operations platform.

“We are thrilled to welcome Altify’s customers and team members to Upland,” said Sean Nathaniel, Upland’s chief technology officer and executive vice president of Workflow Automation Solutions. “Altify is a leader in the customer revenue optimization category, combining a deep understanding of sales strategy and best practices, sales methodology, and applications with artificial intelligence to help drive sales.”

The purchase price paid for Altify was $84.0 million in cash at closing. Upland expects the acquisition to generate annual revenue of approximately $24.0 million, of which $22.0 million is recurring, subject to reductions for a deferred revenue discount as a result of GAAP purchase accounting, estimated as $2.0 million for the remainder of 2019 based on a preliminary purchase price allocation and valuation of acquired deferred revenue. The acquisition is within Upland's target price range of 5-8x pro forma Adjusted EBITDA, and Upland expects it to generate at least $10.8 million in Adjusted EBITDA annually once fully integrated. The acquisition will be immediately accretive to Upland's Adjusted EBITDA per share.

In conjunction with this acquisition, $59 million was drawn on Upland's revolving credit facility, taking Upland's gross debt outstanding to $409 million, and with approximately $56 million of cash on-hand, Upland's net debt is now approximately $353 million. The current terms of Upland's credit facility permit the company to issue at least $100 million of additional debt under the facility. The facility will also permit Upland to incur additional debt as Adjusted EBITDA continues to grow.

Business Outlook
Upland today also announced that it has raised its full year 2019 guidance to reflect the Altify acquisition, raising revenue, recurring revenue, and Adjusted EBITDA guidance ranges. The increase in 2019 revenue guidance below is net of a reduction for a deferred revenue discount as a result of GAAP purchase accounting, and all guidance adjustments are prorated for an effective closing date of October 1, 2019.

In addition, in connection with a periodic business review, Upland has decided to divest and/or sunset certain small, non-strategic customer contracts and related assets. Those actions reduce Upland's annualized revenue run rate by $2.4 million and annualized Adjusted EBITDA run rate by $1.2 million. The guidance below, and the run rates cited elsewhere in this press release, reflect such divestiture and sunset.

For the full year ending December 31, 2019, Upland expects reported total revenue to be between $217.3 and $221.3 million, including subscription and support revenue between $202.0 and $205.2 million, for growth in recurring revenue of 49% at the mid-point over the year ended December 31, 2018. Adjusted EBITDA is expected to be between $80.5 and $82.5 million, for an Adjusted EBITDA margin of roughly 37% at the midpoint, representing growth of 53% at the mid-point over the year ended December 31, 2018. The transaction will be immediately accretive to Upland’s Adjusted EBITDA per share.

About Upland Software
Upland Software (Nasdaq: UPLD) is a leader in cloud-based enterprise work management software. Upland provides seven enterprise cloud solution suites that enable more than one million users at over 9,000 accounts to win and engage customers, automate business operations, manage projects and IT costs, and share knowledge throughout the enterprise. All of Upland’s solutions are backed by a 100% customer success commitment and the UplandOne platform, which puts customers at the center of everything we do. To learn more, visit www.uplandsoftware.com.

About Altify
Altify, now Upland Altify, is the Customer Revenue Optimization (CRO) company, helping businesses generate value and grow revenue. Providing best practices, methodology, and technology, Altify helps revenue teams visualize customers and their desired outcomes, unlocking revenue growth and building sales excellence. Built natively on the Salesforce Platform, Altify’s CRO application helps thousands of salespeople, sales leaders, and executives achieve sustained customer revenue optimization and sales success. Altify customers include

Autodesk, BT, Comcast, GE, Workday, HP Enterprise, Johnson Controls, United Healthcare, Optum, Salesforce, and Western Union Business Services. Find out more at www.Altify.com.

Piper Jaffray acted as exclusive financial advisor to Altify.

Notes & Forward-looking Statements
Annualized revenues exclude the impact of deferred revenue discount associated with GAAP purchase accounting. This release contains forward-looking statements, which are subject to substantial risks, uncertainties and assumptions. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as “target,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our financial performance and our ability to achieve, sustain or increase profitability or predict financial results; our ability to attract and retain customers; our ability to deliver high-quality customer service; lack of demand growth for enterprise work management applications; our ability to effectively manage our growth; our ability to consummate and integrate acquisitions and mergers; our ability to maintain our senior management and key personnel; our ability to maintain and expand our direct sales organization; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; fluctuations in currency exchange rates; the operation and reliability of our third-party data centers and other service providers; and factors that could affect our business and financial results identified in Upland’s filings with the Securities and Exchange Commission (the “SEC”), including Upland’s most recent annual report on Form 10-K filed with the SEC. Additional information will also be set forth in Upland’s future quarterly reports on Forms 10-Q, annual reports on Form 10-K, and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland’s views as of the date of this press release and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures including Adjusted EBITDA.

We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. Non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, and they are used by our institutional investors and the analyst community to help them analyze the health of our business.

Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.

For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see Upland’s earnings press releases filed on Forms 8-K with the SEC and on the Investor Relations section of Upland’s website at investor.uplandsoftware.com. We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

##
Media Contact:
Christina Turner
1-833-UPLAND-1
media@uplandsoftware.com